UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2021

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

62 Whittemore Avenue
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-1400

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vice President, General Counsel & Secretary

GCP Applied Technologies Inc. (the “Company”) has appointed Michael W. Valente, age 52, as the Company’s Vice President, General Counsel & Secretary, effective January 18, 2021.

On January 13, 2021, in connection with his appointment as Vice President, General Counsel & Secretary, the Company entered into an offer letter with Mr. Valente (the “Offer Letter”). Under the Offer Letter, the Company will provide Mr. Valente with: (i) an initial annual base salary of $420,000, (ii) an annual target bonus of 60% of his base salary, (iii) a payment of $10,000 per month for nine months following his start date for travel between Arizona and Boston, (iv) annual equity awards for calendar year 2021 with a target value equal to $525,000, with 50% of such equity awards to be in the form of performance-based restricted stock units and 50% of such equity awards to be in the form of restricted stock units subject to time-based vesting, and (v) a sign-on restricted stock unit award with a grant date fair value of $250,000, vesting 50% on January 31, 2022 and 50% on January 31, 2023, subject to continued employment through the applicable vesting date.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

In addition, Mr. Valente entered into a Change in Control Severance Agreement with the Company in substantially the form filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2020.

Departure of Vice President, General Counsel & Secretary

The Company also announced that, effective as of January 29, 2021, James E. Thompson, Vice President, General Counsel & Secretary, will be leaving the Company. In connection with the termination of his employment, pursuant to the Change in Control Severance Agreement entered into between the Company and Mr. Thompson in substantially the form filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2016, Mr. Thompson is entitled to receive (i) accelerated vesting of options to purchase 9,392 shares of common stock and accelerated vesting of 23,061 unvested restricted stock units, (ii) a lump sum severance payment in an amount equal to three times the sum of his base salary and target annual incentive compensation, (iii) a pro-rated portion of his target annual incentive compensation for the year of termination, (iv) same or substantially similar outplacement services as those generally offered to the Company’s executive officers, (v) life and health insurance benefits substantially similar to those he received prior to termination for 24 months following termination and (vi) salary continuance benefits similar to those he would have received under the Company’s Executive Salary Protection Plan had he been employed on the date of his death, less the amount of the severance payments payable to him under the Change in Control Severance Agreement. In addition, Mr. Thompson holds 11,353 unvested performance based awards that remain subject to the original performance criteria and remain eligible to be earned based upon achievement of the performance criteria after ordinary performance certification timing.

Departure of Chief Human Resources Officer

The Company also announced that, effective as of January 15, 2021, Kevin R. Holland, Chief Human Resources Officer, will be leaving the Company. In connection with the termination of his employment, pursuant to the Change in Control Severance Agreement entered into between the Company and Mr. Holland in substantially the form filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2016, Mr. Holland is entitled to receive (i) accelerated vesting of options to purchase 15,391 shares of common stock and accelerated vesting of 16,926 unvested restricted stock units, (ii) a lump sum severance payment in an amount equal to three times the sum of his base salary and target annual incentive compensation, (iii) a pro-rated portion of his target annual incentive compensation for the year of termination, (iv) same or substantially similar outplacement services as those generally offered to the Company’s executive officers, (v) life and health insurance benefits substantially similar to those he received prior to termination for 24 months following termination and (vi) salary continuance benefits similar to those he would have received under the Company’s Executive Salary Protection Plan had he been employed on the date of his death, less the amount of the severance payments payable to him under the Change in Control Severance Agreement. In addition, Mr. Holland holds 18,255 unvested performance based awards that remain subject to the original performance criteria and remain eligible to be earned based upon achievement of the performance criteria after ordinary performance certification timing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between GCP Applied Technologies Inc. and Michael Valente, dated as of January 13, 2021.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.
(Registrant)

By:	/s/ Simon Bates
Simon Bates
President, Chief Executive Officer

Date: January 19, 2021